EXHIBIT3(i).1

                   (Articles Of Incorporation)
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                    ARTICLES OF INCORPORATION

                               OF

                         BIOETHICS, LTD.


     I THE UNDERSIGNED natural person of the age of 21 years or more, acting as incorporator of a corporation under the Private

Corporations provisions of 78-010, et seq., NEVADA REVISED

STATUTES, (hereinafter referred to as the "N.R.S."), adopt the following Articles of Incorporation for such Corporation:

                            ARTICLE I

                              NAME

    The name of the Corporation is BIOETHICS, LTD.

                           ARTICLE II

                        PRINCIPAL OFFICE

    The  initial  principal office of the  Corporation  shall  be located  at  216  South Fourth Street, Las Vegas, Nevada,  89106,

and/or such other place as the directors shall designate.

                           ARTICLE III

                            DURATION

    The period of duration of the Corporation is perpetual.

                           ARTICLE IV

                       PURPOSES AND POWERS

     The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and

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without limiting the generality of the foregoing, specifically,

to have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized and any and all acts amendatory thereof and supplemental thereto.

                            ARTICLE V

                        AUTHORIZED SHARES

     The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 shares, having a par value of $0.001 (l mill) per share. The stock shall be designated as

Class "A" voting common stock and shall have the same rights and preferences. The common stock shall not be divided into classes and may not be issued in series. Fully paid stock of this

Corporation shall not be liable for any further call or

assessment. The total capitalization of the Corporation shall be

$25,000.

                           ARTICLE VI

                       PRE-EMPTIVE RIGHTS

     No stockholder of the Corporation shall, because of his

ownership of stock, have a pre-emptive or other right to

purchase, subscribe for or take part of any of the notes,

debentures, bonds or other securities convertible into or

carrying options for warrants to purchase stock of the

Corporation issued, optioned or sold by it after its

incorporation, except as may be otherwise stated in these Article of Incorporation or by an amended certificate of said Articles

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duly filed, may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such person, persons or organizations and upon such terms as may to such Board of Directors seem

proper, without first offering such stock or securities or any part thereof to existing stockholders, except as required in

Article V of these Articles of Incorporation.

                           ARTICLE VII

                        VOTING OF SHARES

     Each outstanding share of the class "A" common stock of the

Corporation shall be entitled to one vote on each matter

submitted to a vote at a meeting of the stockholders. Each

shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors,

every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote,

but the shareholder shall have no right, whatsoever, to

accumulate his or its votes with regard to such election.

                          ARTICLE VIII

                            DIRECTORS

     The governing board of this Corporation shall be called

directors, and the number of directors may from time to time be

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specified by the By-laws of the Corporation at not less than one,

nor more than fifteen. When the By-laws do not specify the number of directors, the number of directors shall be three (3), or equal to the number of shareholders should there be less than three initial shareholders. The name of the initial director,

being also the incorporator and sole shareholder, is:

NAME ADDRESS

LESLIE H. SHAW      3760 So. Highland Dr. #300, Salt Lake City, UT

84106

which director shall hold office until the first meeting of the shareholders of the Corporation and until his or her successors have been duly elected and qualified. Directors need not be

residents of the State of Nevada or shareholders of the

Corporation.

                           ARTICLE IX

                          INCORPORATOR

     The name and address of the sole incorporator and sole

initial shareholder of this Corporation is:

NAME ADDRESS

LESLIE H. SHAW    3760 So. Highland Dr. #300, Salt Lake City, UT

84106

    Dated this 8th day of February 1990.

                                        /s/ Leslie H. Shaw
                                        Incorporator
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State of Utah      )
                   ) ss.
County of Salt Lake  )

Personally appeared before me this 8th day of February 1990, Leslie H. Shaw, signer of the foregoing instrument who being by me first duly sworn, declared that she is the person who signed the foregoing as incorporator and that the statements contained therein are true.

                                   /s/ David R. Yeaman
                                   Notary Public
                                   Residing in: Salt Lake